EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rapid Line Inc. (the “registrant”) on Form 10-K for the year ended January 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jiang Jian, Chief Executive Officer and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of this Sarbanes Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant at the dates and for the periods indicated.

/s/ Jiang Jian
Jiang Jian
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial/Accounting Officer)

March 31, 2025

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.